Exhibit 99.1

Noodles & Company Announces First Quarter 2026 Financial Results
First Quarter 2026 Comparable Restaurant Sales Increased 9.1% System-Wide
Raised Outlook for Fiscal Year 2026 Based on First Quarter Results

Broomfield, Colo., May 6, 2026 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its first quarter ended March 31, 2026.

Key highlights for the first quarter of 2026 versus the first quarter of 2025 include:
•Total revenue remained flat at $123.8 million.
•Comparable restaurant sales increased 9.1% system-wide, comprised of a 9.4% increase at company-owned restaurants and an 8.0% increase at franchise restaurants.
•Net loss was $3.4 million, or $0.58 loss per diluted share, compared to net loss of $9.1 million, or $1.58 loss per diluted share, in the first quarter of 2025.
•Operating margin was (0.7)% compared to (5.2)% in the first quarter of 2025.
•Restaurant contribution margin(1) was 14.9% compared to 10.3% in the first quarter of 2025.
•Adjusted EBITDA(1) increased 218% to $7.7 million compared to $2.4 million in the first quarter of 2025.
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(1)    Restaurant contribution margin and adjusted EBITDA are non-GAAP measures. Reconciliations of operating income (loss) to restaurant contribution margin and net loss to adjusted EBITDA are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Joe Christina, President and Chief Executive Officer of Noodles & Company, remarked, “We are very pleased with our first quarter results, which exceeded our first quarter outlook, with comparable restaurant sales up over 9% and more than tripling our Adjusted EBITDA from a year ago, reflecting continued strong momentum at Noodles & Company. This momentum has continued into April with second quarter to date system-wide comparable restaurant sales up in excess of 9%. We now have delivered positive same store sales for the last consecutive 16 months.”

Christina continued, “Our significantly improved performance is due to a combination of our much improved menu, our value oriented Delicious Duos offering, our strong LTO offers including returning seasonal favorite Steak Stroganoff, stronger execution by our team members and more connected and effective marketing. All of this has translated into a better overall guest experience as evidenced by a sequential improvement in our guest satisfaction scores, sustained traffic growth, increased engagement with new guests and existing guests, and more profitable in-restaurant performance.”

Christina concluded, “In the first quarter, the majority of our comparable sales growth was driven by the improvements in our underlying business fundamentals. In addition, our portfolio optimization initiative, which involved the closing of 20 underperforming stores in the first quarter, continues to yield a significant transfer of sales to nearby locations given our high mix of off premise sales, resulting in further improvement in our comparable sales and overall profitability in the surrounding areas. We are very encouraged by this momentum and remain focused on executing the fundamentals every day as we continue to build a stronger, more resilient business.”

Liquidity Update

As of March 31, 2026, the Company had available cash and cash equivalents of $1.4 million and outstanding debt of $106.8 million. The amount available for future borrowings under its revolving credit facility was $15.2 million as of March 31, 2026.

Business Outlook
Based upon management’s assessment of recent trends, the Company is raising its revenue, restaurant level contribution margin and Adjusted EBITDA guidance for fiscal year 2026. The following is expected for the full year 2026:

•Total revenue of $483 million to $498 million, including comparable restaurant sales growth of 7.0% to 10.0%;
•Restaurant level contribution margins of 15.5% to 17.0%;
•General and administrative expenses of $50 million to $53 million, inclusive of stock-based compensation expense of approximately $2.5 million;
•Depreciation and amortization of $24 million to $25 million;
•Net interest expense of $10 million to $11 million;
•Adjusted EBITDA of $32.5 million to $37.5 million;
•One to two new franchise restaurant openings;
•Restaurant closures: 30 to 35 company-owned restaurants and five franchised restaurants; and
•Capital expenditures of $9.5 million to $10.5 million.
Strategic Review
On September 3, 2025, the Company announced that its Board of Directors had initiated a review of strategic alternatives in order to explore ways to maximize stockholder value. The review includes a range of potential strategic alternatives, including a refinancing of existing indebtedness, refranchising or sale of all or part of the business, and/or other strategic or financial transactions. Such review remains in process.
Key Definitions
Average Unit Volumes — represent the average annualized sales of all company-owned restaurants for a given time period. AUVs are calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants. In addition to the factors that impact comparable restaurant sales, AUVs can be further impacted by effective real estate site selection and maturity and trends within new markets.

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold and changes in per-person spend, calculated as sales divided by traffic.

Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.

EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before net interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before net interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, loss on asset disposals, net lease exit costs (benefits), severance, executive transition costs, corporate transaction costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.

Adjusted Net Income (Loss) — represents net income (loss) before restaurant impairments, net lease exit costs (benefits), (gain) loss on sale of restaurants, severance and executive transition costs and loss on debt modifications and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call

Noodles & Company will host a conference call to discuss its first quarter financial results on Wednesday, May 6, 2026 at 4:30 PM Eastern Time. The conference call can be accessed over the phone by dialing 201-389-0920. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13759704. The replay will be available until Wednesday, May 20, 2026. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP.
The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”
The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies. For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company

Noodles & Company has known noodles since 1995. For 30 years, the brand has brought people together over craveable classics and globally inspired flavors, from indulgent Creamy Mac & Cheese to bold Japanese Pan Noodles. With approximately 400 restaurants and a team of passionate noodle lovers, Noodles is built on flavor, comfort, and a people-first culture. To learn more and to find the location nearest you, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding expectations with respect to our business strategy and plans to deliver financial results and continued growth. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, uncertainties as to the availability, suitability, structure, terms, and timing of any strategic transaction resulting from the strategic review and whether any such transaction will be completed, the impact of any such strategic transaction on Noodles & Company, and whether the strategic benefits of any such strategic transaction can be achieved; current performance trends and our expectations for future performance and ability to obtain financing on acceptable terms, if at all, and comply with our covenants under the A&R Credit Agreement; our ability to sustain or achieve overall growth, including, digital sales growth; our ability to open new restaurants, if any, and cause those newly opened restaurants to be successful; our ability to effectively optimize our restaurant portfolio including closures; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio and guest satisfaction; the success of our brand strategy and marketing efforts, including our ability to successfully introduce new menu items, including limited time offerings and the success of our promotions; our pricing strategies; economic conditions, including those resulting from inflation, increased interest rates, recessionary economic cycles, and changes in trade policies, including tariffs or other trade restrictions or the threat of such actions; price and availability of commodities and other supply chain challenges; our ability to adequately staff our restaurants; changes in labor costs; our ability to maintain compliance with requirements for continued listing on the Nasdaq Global Select Market; other conditions beyond our control such as domestic or global conflicts, wars, terrorist activity, weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; and consumer reaction to industry related public health issues and health pandemics, including perceptions of food safety. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	March 31, 2026	April 1, 2025
Revenue:
Restaurant revenue	$121,440	$121,326
Franchising royalties and fees, and other	2,346	2,468
Total revenue	123,786	123,794
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	30,893	32,293
Labor	36,410	39,396
Occupancy	10,354	11,494
Other restaurant operating costs	25,712	25,656
General and administrative	12,514	12,810
Depreciation and amortization	5,981	7,090
Pre-opening	—	151
Restaurant impairments, closure costs and asset disposals	2,734	1,291
Total costs and expenses	124,598	130,181
Loss from operations	(812)	(6,387)
Interest expense, net	2,598	2,647
Loss before income taxes	(3,410)	(9,034)
Provision for income taxes	7	23
Net loss	$(3,417)	$(9,057)
Loss per share
Basic and diluted (1)	$(0.58)	$(1.58)
Weighted average common shares outstanding:
Basic and diluted (1)	5,861,370	5,722,919
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(1) Shares and per share amounts have been retroactively adjusted to reflect the decreased number of shares resulting from a 1-for-8 reverse stock split that became effective on February 18, 2026

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	March 31, 2026	December 30, 2025
Balance Sheet Data
Total current assets	$18,060	$18,893
Total assets	246,315	261,671
Total current liabilities	64,352	61,845
Total long-term debt	105,597	108,776
Total liabilities	294,358	306,976
Total stockholders’ deficit	(48,043)	(45,305)

	Fiscal Quarter Ended
	March 31, 2026	December 30, 2025	September 30, 2025	July 1, 2025	April 1, 2025
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	320	340	349	364	369
Franchise restaurants at end of period	80	83	86	89	91
Revenue Data:
Company-owned average unit volume	$1,492	$1,440	$1,341	$1,353	$1,314
Franchise average unit volume	$1,408	$1,359	$1,311	$1,327	$1,283
Company-owned comparable restaurant sales	9.4%	7.3%	4.0%	1.5%	4.7%
Franchise comparable restaurant sales	8.0%	3.8%	4.3%	1.6%	2.9%
System-wide comparable restaurant sales	9.1%	6.6%	4.0%	1.5%	4.4%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended
	March 31, 2026	April 1, 2025
Net loss	$(3,417)	$(9,057)
Depreciation and amortization	5,981	7,090
Interest expense, net	2,598	2,647
Provision for income taxes	7	23
EBITDA	$5,169	$703
Restaurant impairments(1)	2,660	626
Loss on disposal of assets	848	963
Lease exit benefits, net	(2,058)	(1,130)
Severance, executive transition costs and corporate transaction costs	247	452
Stock-based compensation expense	786	790
Adjusted EBITDA	$7,652	$2,404
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(1)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.

EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before net interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, loss on disposal of assets, net lease exit costs (benefits), severance, executive transition costs and corporate transaction costs and stock-based compensation expense, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Loss to Adjusted Net Loss
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	March 31, 2026	April 1, 2025
Net loss	$(3,417)	$(9,057)
Restaurant impairments (1)	2,660	626
Lease exit benefits, net	(2,058)	(1,130)
Severance, executive transition costs and corporate transaction costs	247	452
Tax impact of adjustments above (2)	2	—
Adjusted net loss	$(2,566)	$(9,109)

Loss per share
Basic and diluted (3)	$(0.58)	$(1.58)
Adjusted loss per share (3)
Basic	$(0.44)	$(1.59)
Diluted	$(0.44)	$(1.59)
Weighted average common shares outstanding (3)
Basic	5,861,370	5,722,919
Diluted	5,861,370	5,722,919
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Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) before restaurant impairments, net lease exit costs (benefits), and severance, executive transition costs and corporate transaction costs, and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(1)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.
(2)    The tax impact of the other adjustments is immaterial while the Company has a full valuation allowance and significant net operating losses.
(3)    Shares and per share amounts have been retroactively adjusted to reflect the decreased number of shares resulting from a 1-for-8 reverse stock split that became effective on February 18, 2026.

Noodles & Company
Reconciliation of Operating Loss to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended
	March 31, 2026	April 1, 2025
Loss from operations	$(812)	$(6,387)
Less: Franchising royalties and fees, and other	2,346	2,468
Plus: General and administrative	12,514	12,810
Depreciation and amortization	5,981	7,090
Pre-opening	—	151
Restaurant impairments, closure costs and asset disposals	2,734	1,291
Restaurant contribution	$18,071	$12,487

Restaurant contribution margin	14.9%	10.3%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.